EXHIBIT 23(i)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Forms S-3 No. 333-15371 as supplemented on July 13, 1998 and February 8, 1999) of Techdyne, Inc. and in the related Prospectus of our report dated March 22, 1999, with respect to the consolidated financial statements and schedule of Techdyne, Inc. as of and for the two years ended December 31, 1998 included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                         /s/ ERNST & YOUNG LLP



March 25, 2000
Miami, Florida